                                                                    EXHIBIT 23.8

                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 (no. 333-32158) of our reports dated as follows:

 . June 29, 1999 relating to the financial statements of AltaVista, . April 2, 1999 relating to the financial statements of Zip2 Corporation, and . June 9, 1999, except as to Note 12, which is as of July 2, 1999, relating to the financial statements of Shopping.com

which appear in the CMGI, Inc. Current Report on Form 8-K dated June 29, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP


San Jose, California
March 24, 2000